UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 5, 2008 (November 27, 2008)

China New Energy Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China
(Address of principal executive offices)

(86 22) 2626 9216
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Change in Registrant’s Certifying Accountant

Effective November 27, 2007, China New Energy Group Companny (the “Company”), engaged the accounting firm of Child, Van Wagoner & Bradshaw PLLC (“CVWB”) to take over the audit responsibilities from Gruber & Company LLC (“Gruber”), who declined to stand for re-election on the same date. The change of auditors was approved by the Company’s Board of Directors.

During the Company’s two most recent fiscal years and any subsequent interim period through to the date of the Company’s engagement of CVWB, neither the Company nor anyone on its behalf, has consulted with CVWB or any other auditor regarding any accounting or audit concerns, including, without limitation, those stated in Item 304(a)(2) of Regulation S-B.

Gruber audited the Company’s financial statements for the fiscal years ended December 31, 2006 and 2007, and Gruber’s report is included in the Company’s Current Report on Form 8-K filed on March 31, 2008. Hein’s report on the Company’s financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During Gruber’s tenure as the Company’s auditor for the Company’s fiscal years ended December 31, 2006 and 2007, and the subsequent interim period through to the date Gruber’s replacement, (1) there were no disagreements between the Company and Gruber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Gruber’s satisfaction, would have caused Gruber to make reference to the subject matter of the disagreement in connection with its report; and (2) Gruber did not advise the Company of any reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company has provided the information required to comply with Item 304(a)(3) of Regulation S-B to Gruber and requested that Gruber furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of Gruber’s letter will be filed in an amendment to this Current Report on Form 8-K once such letter is received.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NEW ENERGY GROUP COMPANY

	By:	/s/ Jiaji Shang
Jiaji Shang
President and Chief Executive Officer

Dated: December 5, 2008